As filed with the Securities and Exchange Commission on July 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUM FUEL SYSTEMS TECHNOLOGIES

WORLDWIDE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0933072
(State of Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification No.)

17872 Cartwright Rd.

Irvine, CA 92614

(Address of Principal Executive Offices)

2002 Stock Incentive Plan

(Full Title of Plan)

Alan P. Niedzwiecki

President and Chief Executive Officer

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Rd.

Irvine, CA 92614

(Name and Address of Agent for Service)

(949) 399-4500

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig S. Mordock

Morrison & Foerster LLP

19900 MacArthur Boulevard

Irvine, California 92612

(949) 251-7500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amout of Registration Fee

Common Stock, $.001 par value per share	650,414 shares(3)	$2.67	$1,736,605	$141

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on July 7, 2003.
(3)	Consists of additional shares authorized as of May 1, 2003 pursuant to the evergreen provision of the 2002 Stock Incentive Plan.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Quantum Fuel Systems Technologies Worldwide, Inc. (the “Registrant”) for the purpose of registering additional securities under the 2002 Stock Incentive Plan of the Registrant, which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-96923) relating to the 2002 Stock Incentive Plan of the Registrant, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003, which includes audited financial statements for the Registrant’s latest fiscal year.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 10 filed with the Commission on February 13, 2002 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

  5.1    Opinion of Morrison & Foerster LLP

23.1    Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2    Consent of Ernst & Young LLP, Independent Auditor

24.1    Power of Attorney (See signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, Quantum Fuel Systems Technologies Worldwide, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 30, 2003.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Alan P. Niedzwiecki
Alan P. Niedzwiecki President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan P. Niedzwiecki Alan P. Niedzwiecki	President; Chief Executive Officer (Principal Executive Officer); Director	June 30, 2003

/s/ W. Brian Olson W. Brian Olson	Chief Financial Officer (Principal Financial and Accounting Officer); Treasurer	June 30, 2003

/s/ Dale L. Rasmussen Dale L. Rasmussen	Chairman of the Board; Director	June 30, 2003

/s/ Brian A. Runkel Brian A. Runkel	Director	June 30, 2003

/s/ Scott Samuelsen Scott Samuelsen	Director	June 30, 2003

/s/ Thomas J. Tyson Thomas J. Tyson	Director	June 30, 2003

EXHIBIT INDEX

Exhibit

Number                                             Description

  5.1        Opinion of Morrison & Foerster LLP

23.1        Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP, Independent Auditor

24.1        Power of Attorney (See signature page)